Exhibit 99.1

Airgas Highlights Growth Opportunities, Provides Mid-Term Financial Goals at its 2014 Analyst Meeting

RADNOR, Pa.--(BUSINESS WIRE)--December 4, 2014--Airgas, Inc. (NYSE: ARG) today will hold its 2014 Analyst Meeting at 1:30pm ET in Philadelphia and via live webcast. The Company's management team will discuss their strategies for leveraging Airgas' unrivaled platform and capabilities to drive sales growth and margin expansion, as well as discuss their fiscal 2018 financial goals.

“We have a long history of creating value for our shareholders through a disciplined approach to growing our business and strong, steady cash flow generation, which continues to be a hallmark of our business model today. Since going public in 1986, we have delivered a total annual compounded return to shareholders of 19%, significantly better than the S&P 500 Index over that 28-year period,” said Airgas Executive Chairman Peter McCausland. “During the past several years, we have continued to invest to position Airgas to capitalize on what we expect will be favorable long-term trends in key U.S. end markets, including manufacturing, energy, chemicals, and non-residential construction. With a lot of heavy lifting behind us and the favorable long-term outlook for the U.S. industrial economy, Airgas is in a great position to deliver strong results.”

“With the rollout of Airgas Total Access complete and our robust new eBusiness platform recently launched, our unrivaled, multi-channel sales platform is now fully built, and cross-channel collaboration is increasing rapidly,” said Airgas President and Chief Executive Officer Michael L. Molinini. “In addition, we’re creating capacity in our fixed cost structure through organizational, operational and sales initiatives designed to drive higher incremental margins on future sales growth.”

“Airgas has a long track record of strong sales and earnings growth, a solid balance sheet, and a resilient business model,” said Airgas Senior Vice President and Chief Financial Officer Robert M. McLaughlin. “Our fiscal 2018 financial goals include, subject to certain assumptions, sales of approximately $6.8 billion on compounded annual growth rates of approximately 7% and 1.5% for organic and acquired sales, respectively, from the trailing twelve months ended September 30, 2014. Our fiscal 2018 goals also include increasing our operating margin to at least 15%, representing 270 basis points of expansion, and increasing our return on capital* to at least 16%, representing 390 basis points of expansion, over that same three-and-a-half year period.”

In the twelve month period ended September 30, 2014, the Company generated sales of $5.2 billion, operating margin of 12.3%, and return on capital* of 12.1%.

In addition to McCausland, Molinini, and McLaughlin, today’s event features presentations by Andrew R. Cichocki – President, Airgas USA, LLC; Ronald J. Stark – Senior Vice President, Sales and Marketing; Charles E. Broadus, Jr. – Division President, South Division; Thomas S. Thoman – Division President, Gases Production; Jeffrey D. Cass – Vice President, Manufacturing and Metal Fabrication Markets; and Stephen R. Hope – Vice President, Energy and Chemical Markets.

Interested parties may listen to a replay of the webcast until March 4, 2015 at http://investor.shareholder.com/arg/events.cfm. The presentation materials, including additional assumptions associated with the Company’s fiscal 2018 financial goals, are available at http://investor.shareholder.com/arg/slides.cfm.

* See attached reconciliation and computation of the non-GAAP return on capital financial measure.

About Airgas, Inc.

Airgas, Inc. (NYSE: ARG), through its subsidiaries, is one of the nation’s leading suppliers of industrial, medical and specialty gases, and hardgoods, such as welding equipment and related products. Airgas is a leading U.S. producer of atmospheric gases with 16 air separation plants, a leading producer of carbon dioxide, dry ice, and nitrous oxide, one of the largest U.S. suppliers of safety products, and a leading U.S. supplier of refrigerants, ammonia products, and process chemicals. More than 16,000 associates work in approximately 1,100 locations, including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also markets its products and services through e-Business, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.

Forward-Looking Statements

This press release contains statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases. These statements include, but are not limited to: the favorable long-term outlook for the U.S. economy; Airgas’ ability to deliver strong results and higher incremental margins on future sales growth; and Airgas’ ability to achieve its fiscal 2018 financial goals. Forward-looking statements also include any statement that is not based on historical fact, including statements containing the words “believes,” “may,” “plans,” “will,” “could,” “should,” “estimates,” “continues,” “anticipates,” “intends,” “expects,” and similar expressions. We intend that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: changes in customer buying patterns or weakening in the operating and financial performance of our customers, any of which could negatively impact our sales and our ability to collect our accounts receivable; postponement of projects due to economic conditions; customer acceptance of price increases; increases in energy costs and other operating expenses at a faster rate than our ability to increase prices; changes in customer demand resulting in our inability to meet minimum product purchase requirements under long-term supply agreements and the inability to negotiate alternative supply arrangements; supply cost pressures; shortages and/or disruptions in the supply chain of certain gases; EPA rulings and the pace and manner of U.S. compliance with the Montreal Protocol as they relate to the production and import of Refrigerant-22 (also known as HCFC-22 or R-22); higher than expected expenses associated with our e-Business platform, the adjustment of our regional management structures, our strategic pricing initiatives and other strategic growth initiatives; increased industry competition; our ability to successfully identify, consummate, and integrate acquisitions; our ability to achieve anticipated acquisition synergies; operating costs associated with acquired businesses; our ability to successfully build, complete in a timely manner and operate our new plants; our continued ability to access credit markets on satisfactory terms; significant fluctuations in interest rates; the impact of changes in credit market conditions on our customers; our ability to effectively leverage our new SAP system to improve the operating and financial performance of our business; changes in tax and fiscal policies and laws; increased expenditures relating to compliance with environmental and other regulatory initiatives; the impact of new environmental, healthcare, tax, accounting, and other regulations; the extent and duration of sluggish conditions in the U.S. economy, including in particular, the U.S. industrial economy; the economic recovery in the U.S.; catastrophic events and/or severe weather conditions; political and economic uncertainties associated with current world events; and other factors described in the Company's reports, including its March 31, 2014 Form 10-K, subsequent Forms 10-Q, and other forms filed by Airgas with the SEC.

Reconciliations of Non-GAAP Financial Measures (Unaudited)

Return on Capital

Reconciliations and computations of return on capital:

($ in millions)	FY18 Goal	TTM 9/30/14

Operating Income - Trailing Twelve Months	$1,020	$636
5-Quarter Averages:
Total Assets	$6,925	$5,790
Current Liabilities (exclusive of debt)	(550)	(536)
Average Capital Employed	$6,375	$5,254
Return on Capital	16.0%	12.1%

The Company believes its return on capital financial measure helps investors assess how effectively it uses the capital invested in its operations. Non-GAAP financial measures should be read in conjunction with GAAP financial measures, as non-GAAP financial measures are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that the Company’s return on capital financial measure may be different from the return on capital financial measures provided by other companies.

CONTACT:
Airgas, Inc.
Investor Contact:
Joseph Marczely, 610-263-8277
joseph.marczely@airgas.com
or
Media Contact:
Sarah Boxler, 610-263-8260
sarah.boxler@airgas.com